Exhibit 10.2

FIFTH AMENDMENT
TO
AGREEMENT AND PLAN OF MERGER

This FIFTH AMENDMENT TO AGREEMENT AND PLAN OF MERGER, dated as of January 25, 2018 (this “Amendment”), is entered into by and among Fusion Telecommunications International, Inc., a Delaware corporation (the “Company”), Fusion BCHI Acquisition LLC, a Delaware limited liability company (“Merger Sub”), and Birch Communications Holdings, Inc., a Georgia corporation (“BCHI”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Merger Agreement.

RECITALS

A.
The Parties previously entered into that certain Agreement and Plan of Merger, dated as of August 26, 2017, as amended by the First Amendment to Agreement and Plan of Merger, dated as of September 15, 2017, the Second Amendment to Agreement and Plan of Merger, dated as of September 29, 2017, the Third Amendment to Agreement of Plan of Merger, executed on October 24, 2017, the Amended and Restated Third Amendment to Agreement and Plan of Merger, dated as of October 27, 2017, and the Fourth Amendment to Agreement and Plan of Merger, dated January 24, 2018 (collectively, the “Merger Agreement”).

B.
The Parties desire to further amend the Merger Agreement as set forth herein.

The Parties hereby agree as follows:

1. Subsection (i) of the last sentence of Section 5.2 of the Merger Agreement is hereby amended by deleting the number “$10,000,000” and replacing it with the number “$40,000,000”.

2. The definition of “Fully-Diluted Company Share Total” set forth in Section 9.15, is hereby deleted and replaced with the following:

“Fully-Diluted Company Share Total” means, as of immediately prior to the Effective Time, the number of shares of Company Common Stock issued and outstanding (excluding, for this purpose, the shares of Company Common Stock to be issued by the Company in connection with its acquisition of assets of Iqmax, Inc. (not to exceed 300,000 shares) and any shares of Company Common Stock issued under the last paragraph of Section 5.2 in connection with any capital raise permitted thereby), plus the number of shares of Company Common Stock issued or issuable upon the conversion of the Company Preferred Stock and any other class or series of preferred stock of the Company outstanding as of immediately prior to the Effective Time, plus the number of shares of Company Common Stock issuable upon the exercise of all In-the-Money Company Warrants (as adjusted for stock splits and calculated using the treasury stock method). For avoidance of doubt, any other shares of Company Common Stock that are (a) issued after the date hereof pursuant to Section 5.2, or (b) issuable upon the conversion of Company Preferred Stock, any other class or series of preferred stock of the Company, or any other security or debt instrument, in each case, issued after the date hereof pursuant to Section 5.2, will be included in the Fully-Diluted Company Share Total, unless otherwise agreed by the Parties.”

3. Effect of Amendment. This Amendment shall not constitute a waiver, amendment or modification of any other provision of the Merger Agreement not expressly contemplated hereby. Except as specifically modified and amended hereby, the Merger Agreement shall remain unchanged and in full force and effect. From and after the date hereof, each reference in the Merger Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar meaning shall mean and be a reference to the Merger Agreement as amended by this Amendment. Notwithstanding the foregoing, references to the date of the Merger Agreement, and references to the “date hereof”, “the date of this Agreement” or words of similar meaning in the Merger Agreement shall continue to refer to August 26, 2017.

4. Governing Law. This Amendment will be governed by, and construed and enforced in accordance with, the internal Laws of the State of Delaware, without regard to any applicable conflict of laws principles (whether of the State of Delaware or any other jurisdiction).

5. Jurisdiction. Section 9.8 (Jurisdiction) of the Merger Agreement is incorporated herein by reference and made a part hereof as if fully set forth herein.

6. Counterparts. This Amendment may be executed in two or more counterparts, all of which will be considered one and the same agreement and will become effective when counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that each Party need not sign the same counterpart. PDF transmissions of this Amendment shall be deemed to be the same as the delivery of an executed original.

[Signatures appear on following page.]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.

By: _/s/ James P. Prenetta, Jr,
      Name: James P. Prenetta, Jr.
      Title: Executive Vice President and
                          General Counsel

FUSION BCHI ACQUISITION LLC

By: /s/ Gordon Hutchins, Jr.
      Name: Gordon Hutchins, Jr.
      Title: Manager

BIRCH COMMUNICATIONS HOLDINGS, INC.

By: /s/ Gordon P. Williams, Jr.
      Name: Gordon P. Williams, Jr.
      Title: Senior Vice President and General Counsel